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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to U.S. Satellite Broadcasting, c/o Shareowner Services,-SM- P.O. Box 64873, St. Paul, MN 55164-0873.




                           " PLEASE DETACH HERE "


  The Board of Directors Recommends that you vote for each of the proposals below.

1. Approval of the Agreement and Plan of Merger, dated as of December 11, 1998, among United States Satellite Broadcasting Company, Inc., General
Motors Corporation and Hughes Electronics Corporation, providing for the merger of United States Satellite Broadcasting Company, Inc. with and into Hughes Electronics Corporation, on the terms and conditions set forth therein.

            / / For        / /   Against      / /  Abstain

2. Authorizing the proxies to vote to adjourn the meeting to solicit additional votes.

            / / For        / /   Against      / /  Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box   / /
Indicate changes below:



Dated: _________________________, 1999

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Signature(s) in Box
PLEASE DATE AND SIGN ABOVE exactly as name appears at the left, indicating, where appropriate, office position or representative capacity. For stock held in joint tenancy, each joint owner should sign.

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                                                    UNITED STATES SATELLITE
                                                   BROADCASTING COMPANY, INC.

                                                       MEETING LOCATION:

                                                    MARRIOTT CITY CENTER HOTEL
                                                       30 SOUTH 7TH STREET
                                                      MINNEAPOLIS, MN 55402

                                                           MAY 20, 1999
                                                   9:00 A.M. (MINNEAPOLIS TIME)



    UNITED STATES SATELLITE BROADCASTING COMPANY, INC.
    3415 UNIVERSITY AVENUE, SAINT PAUL, MINNESOTA 55114                   PROXY
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                                 CLASS A PROXY

   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD MAY 20, 1999

   The undersigned hereby appoints STANLEY E. HUBBARD and GERALD D. DEENEY, and each of them, with full power of substitution, as proxies to represent and vote, as designated below, all shares of Class A Common Stock of United States Satellite Broadcasting Company, Inc. registered in the name of the undersigned at the Special Meeting of Shareholders of the Company to be held at the Marriott City Center Hotel, 30 South 7th Street, Minneapolis, Minnesota 55402 at 9:00 a.m. (Minneapolis time) on May 20, 1999, and at any adjournment thereof, and the undersigned hereby revokes all proxies previously given with respect to the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


                     SEE REVERSE FOR VOTING INSTRUCTIONS